Exhibit 99.1

Neal A. Fuller, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2020 SECOND QUARTER RESULTS

Reports Combined Ratio of 78.5%

DeRidder, LA – July 30, 2020 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high hazard industries, today announced results for the second quarter ended June 30, 2020.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$75,964	$82,951	-8.4%	$154,954	$167,899	-7.7%
Net investment income	7,324	8,169	-10.3%	15,073	16,184	-6.9%
Net realized gains (losses) on investments (pretax)	163	(82)	NM	1,155	(23)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	5,570	642	NM	(3,193)	2,800	NM
Net income	23,948	17,890	33.9%	34,748	37,290	-6.8%
Diluted earnings per share	$1.24	$0.93	33.3%	$1.80	$1.93	-6.7%
Operating net income	19,419	17,448	11.3%	36,358	35,096	3.6%
Operating earnings per share	$1.00	$0.90	11.1%	$1.88	$1.82	3.3%
Book value per share	$23.94	$23.29	2.8%	$23.94	$23.29	2.8%
Net combined ratio	78.5%	83.9%		81.1%	84.0%
Return on average equity	21.3%	16.3%		15.6%	17.4%

G. Janelle Frost, President and Chief Executive Officer, observed, “AMERISAFE’s fundamentals are crucial in these unprecedented times. We are serving our stakeholders with disciplined underwriting, proactive safety and intensive claims management, which produce consistent returns, quality insurance services and financial stability. This quarter those fundamentals led to favorable prior year case development and a combined ratio of 78.5%. Over time, those fundamentals have led to twelve consecutive years as one of Ward’s Top 50 P&C companies. We are honored by the recognition and encouraged to continue seeking excellence for our stakeholders.”

INSURANCE RESULTS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
	(in thousands)			(in thousands)
Gross premiums written	$80,289	$87,018	-7.7%	$167,360	$180,125	-7.1%

Net premiums earned	75,964	82,951	-8.4%	154,954	167,899	-7.7%
Loss and loss adjustment expenses incurred	37,530	48,868	-23.2%	81,177	98,482	-17.6%
Underwriting and certain other operating costs, commissions, salaries and benefits	21,131	19,718	7.2%	42,415	40,385	5.0%
Policyholder dividends	948	998	-5.0%	1,971	2,098	-6.1%

Underwriting profit (pre-tax)	$16,273	$13,367	21.7%	$29,335	$26,934	8.9%

Insurance Ratios:
Current accident year loss ratio	72.5%	72.5%		72.5%	72.5%
Prior accident year loss ratio	-23.1%	-13.6%		-20.1%	-13.8%

Net loss ratio	49.4%	58.9%		52.4%	58.7%
Net underwriting expense ratio	27.8%	23.8%		27.4%	24.1%
Net dividend ratio	1.3%	1.2%		1.3%	1.2%

Net combined ratio	78.5%	83.9%		81.1%	84.0%

•

Gross premiums written in the second quarter of 2020 decreased by $6.7 million, or 7.7%, primarily due to lower voluntary premiums on policies written in the quarter which were 6.4% lower as compared to the second quarter of 2019.

•

Payroll audits and related premium adjustments increased premiums written by $0.5 million in the second quarter of 2020, compared to an increase in premiums written of $1.8 million in the second quarter of 2019. The amount this quarter included a $1.4 million reduction in anticipated future audit premiums.

•

The current accident year loss ratio for the second quarter was 72.5%, unchanged from the first quarter of 2020, and unchanged from accident year 2019. During the quarter, the Company experienced favorable case reserve development for prior accident years, which reduced loss and loss adjustment expenses by $17.5 million, attributed primarily to accident years 2015 through 2018.

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•

For the quarter ended June 30, 2020, the underwriting expense ratio was 27.8% compared with 23.8% in the same quarter in 2019. The increase in the expense ratio was due to lower earned premium and higher expenses. Last year’s second quarter included $1.0 million in favorable lower estimates of variable share price based incentive compensation costs and $0.6 million in favorable lower insurance assessment costs.

•

The effective tax rate for the quarter ended June 30, 2020 was 18.5%, compared with 19.3% for the second quarter of 2019. The decrease is due to a higher level of tax-exempt interest income in 2020 compared to 2019.

INVESTMENT RESULTS

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2020	2019	% Change	2020	2019	% Change
	(in thousands)			(in thousands)
Net investment income	$7,324	$8,169	-10.3%	$15,073	$16,184	-6.9%
Net realized gains (losses) on investments (pre-tax)	163	(82)	NM	1,155	(23)	NM
Net unrealized gains (losses) on equity securities (pre-tax)	5,570	642	NM	(3,193)	2,800	NM
Pre-tax investment yield	2.5%	2.7%		2.5%	2.7%
Tax-equivalent yield (1)	2.9%	3.1%		2.9%	3.1%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•	Net investment income for the quarter ended June 30, 2020, decreased 10.3% to $7.3 million from $8.2 million in the second quarter of 2019, due to lower investment yields on fixed-income securities.

•	Net unrealized gains on equity investments were $5.6 million during the second quarter of 2020, which increased overall net income by $0.23 per share.

•	As of June 30, 2020, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $1.2 billion.

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CAPITAL MANAGEMENT

The Company paid a regular quarterly cash dividend of $0.27 per share on June 26, 2020. On July 27, 2020 the Company’s Board of Directors declared a quarterly cash dividend of $0.27 per share, payable on September 25, 2020 to shareholders of record as of September 11, 2020.

Book value per share at June 30, 2020 was $23.94, an increase of 7.4% from $22.29 at December 31, 2019.

CORONAVIRUS (COVID-19) UPDATE

During the second quarter, AMERISAFE began gradually returning employees to our offices, with protocols in place to protect the health and safety of our employees. Many employees also continue to work from home, assisting agents and policyholders with their workers compensation insurance. AMERISAFE has also begun returning our Safety and Claims professionals to the field, where these professionals inspect job sites and meet with injured workers, all following health and safety guidelines. Additionally, the Company continues to work with customers utilizing virtual meeting tools along with access via phone, email and through our website. At this point and time, the Company is conducting business with no disruption to operations.

AMERISAFE policyholders are small to mid-sized employers engaged in hazardous industries, principally construction (44%), trucking (18%), logging and lumber (8%), manufacturing (5%), agriculture (5%), maritime (2%), and oil and gas (2%) with the remainder (16%) in a wide variety of hazardous industries (based on 2019 premiums).

There continues to be uncertainty about the impact to our policyholders from COVID-19 and our customers’ business operations, including payrolls, which is a primary source of premium revenue for AMERISAFE. In most industries and states, business continues, and in some cases the activities of our policyholders have been restricted due to the pandemic and associated recession.

Premiums in future periods will depend on the ongoing economic impact of COVID-19. Investment income may decline, and the market value of investment securities may decrease, depending on the ongoing economic impact.

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SUPPLEMENTAL INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(in thousands, except share and per share data)
Net income	$23,948	$17,890	$34,748	$37,290
Less:
Net realized gains (losses) on investments	163	(82)	1,155	(23)
Net unrealized gains (losses) on equity securities	5,570	642	(3,193)	2,800
Tax effect (1)	(1,204)	(118)	428	(583)

Operating net income (2)	$19,419	$17,448	$36,358	$35,096

Average shareholders’ equity (3)	$449,876	$439,924	$446,506	$429,603
Less:
Average accumulated other comprehensive income	16,437	7,551	15,695	4,654

Average adjusted shareholders’ equity (2)	$433,439	$432,373	$430,811	$424,949

Diluted weighted average common shares	19,335,707	19,306,953	19,335,748	19,316,276
Return on average equity (4)	21.3%	16.3%	15.6%	17.4%
Operating return on average adjusted equity (2)	17.9%	16.1%	16.9%	16.5%
Diluted earnings per share	$1.24	$0.93	$1.80	$1.93
Operating earnings per share (2)	$1.00	$0.90	$1.88	$1.82

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for July 31, 2020, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-701-0225 (Conference Code 7192493) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.amerisafe.com. To listen to the live call on the web, please visit the website at least ten minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at http://www.amerisafe.com.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, manufacturing, and agriculture. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors including the impact of the COVID-19 pandemic on the business and operations of the Company and our policyholders and the market value of the securities in our investment portfolio. Other factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2019. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$80,289	$87,018	$167,360	$180,125
Ceded premiums written	(2,672)	(2,204)	(5,455)	(4,634)

Net premiums written	$77,617	$84,814	$161,905	$175,491

Net premiums earned	$75,964	$82,951	$154,954	$167,899
Net investment income	7,324	8,169	15,073	16,184
Net realized gains (losses) on investments	163	(82)	1,155	(23)
Net unrealized gains (losses) on equity securities	5,570	642	(3,193)	2,800
Loss on disposal of assets	(29)	—	(29)	—
Fee and other income	90	73	291	83

Total revenues	89,082	91,753	168,251	186,943

Expenses:
Loss and loss adjustment expenses incurred	37,530	48,868	81,177	98,482
Underwriting and other operating costs	21,131	19,718	42,415	40,385
Policyholder dividends	948	998	1,971	2,098
Provision for investment related credit loss expense	82	—	56	—

Total expenses	59,691	69,584	125,619	140,965

Income before taxes	29,391	22,169	42,632	45,978
Income tax expense	5,443	4,279	7,884	8,688

Net income	$23,948	$17,890	$34,748	$37,290

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income (cont.)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(unaudited)		(unaudited)
Basic EPS:
Net income	$23,948	$17,890	$34,748	$37,290

Basic weighted average common shares	19,280,684	19,245,592	19,273,347	19,237,401
Basic earnings per share	$1.24	$0.93	$1.80	$1.94

Diluted EPS:
Net income	$23,948	$17,890	$34,748	$37,290

Diluted weighted average common shares:
Weighted average common shares	19,280,684	19,245,592	19,273,347	19,237,401
Stock options and restricted stock	55,023	61,361	62,401	78,875

Diluted weighted average common shares	19,335,707	19,306,953	19,335,748	19,316,276
Diluted earnings per share	$1.24	$0.93	$1.80	$1.93

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)
Assets
Investments	$1,098,760	$1,125,018
Cash and cash equivalents	110,281	43,813
Amounts recoverable from reinsurers	103,524	95,913
Premiums receivable, net	175,241	157,953
Deferred income taxes	16,704	17,513
Deferred policy acquisition costs	19,765	19,048
Other assets	25,698	33,648

	$1,549,973	$1,492,906

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$768,767	$772,887
Unearned premiums	147,824	140,873
Insurance-related assessments	25,955	22,967
Other liabilities	144,631	125,964
Shareholders’ equity	462,796	430,215

Total liabilities and shareholders’ equity	$1,549,973	$1,492,906

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